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                                  EXHIBIT 21.1

                                                    Jurisdiction and
Name of Subsidiary                                  Date of Incorporation
------------------------                            ---------------------

Centrifugal Associates, Inc.                        New Jersey, 10/20/64
Mechanical Associates, Inc.                         New York, 3/31/89
Centrifugal Service, Inc.                           New York, 9/4/92
The Automation Group, Inc.                          Delaware, 5/25/95
Trident Mechanical Systems, Inc.                    Delaware, 5/25/95
Centrifugal/Mechanical Associates, Inc.             Delaware, 6/9/95
Property Control, Inc.                              Delaware, 6/9/95
High-Rise Electric, Inc.                            Delaware, 7/5/95
Grace Systems Technologies, Inc.                    Delaware, 2/2/96
DualStar Communications, Inc.                       Delaware, 2/2/96
Integrated Controls Enterprises, Inc.               Delaware, 8/30/96
HR Electrical Systems, Inc.                         Delaware, 6/10/98
ParaComm, Inc.                                      Delaware, 6/23/99
BMS Electric, Inc.                                  New York, 7/27/00